UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities exchange act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

One Canterbury Green, 201 Broad Street, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 595−3000

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.03 Material Modification to Rights of Security Holders.

Acquisition of Cadmus

On March 7, 2007, Cenveo, Inc. (“Cenveo”) completed the acquisition of Cadmus Communications Corporation (“Cadmus”). The acquisition was effected by merging Mouse Acquisition Corp. (“Merger Sub”), an indirect wholly-owned subsidiary of Cenveo, with and into Cadmus pursuant to, and in accordance with, the Agreement of Merger dated December 26, 2006 among Cenveo, Merger Sub and Cadmus. Pursuant to the terms of the Merger Agreement, each outstanding share of Cadmus common stock that was issued and outstanding immediately prior to the consummation of the merger was converted into the right to receive an amount in cash equal to $24.75 per share, without interest. Upon the closing of the merger, Cadmus became an indirect wholly-owned subsidiary of Cenveo and the common stock of Cadmus, which traded under the symbol “CDMS”, has ceased trading on, and was delisted from, The NASDAQ Global Market.

The foregoing description of the merger and the Agreement of Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement of Merger, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Following the merger, Cadmus was merged into Cenveo Corporation, which is a wholly-owned subsidiary of Cenveo.

Amended Credit Facilities

On March 7, 2007, Cenveo Corporation amended its senior secured credit facilities with a syndicate of lenders (as amended, the “Amended Credit Facilities”). Pursuant to the Amended Credit Facilities, Cenveo Corporation repaid its $325 million seven-year term B loan facility and obtained a $600 million term C loan facility and a $125 million delayed-draw term loan facility, in each case maturing on June 21, 2013. Proceeds from the term C loan facility together with available cash were used to fund the acquisition of Cadmus and to pay certain fees and expenses incurred in connection with the transaction. Proceeds of the delayed-draw term loan facility are available as needed to repay all or part of the $125,000,000 aggregate principal amount of 8-3/8% Senior Subordinated Notes due 2014 of Cadmus.

The term C loans and delayed-draw term loan bear interest at LIBOR plus a margin of 1.75%, and amortize in quarterly installments equal to 1% per year, commencing June 21, 2007, with the remaining principal balance due on June 21, 2013.

Supplemental Indentures; Cadmus Notes

In connection with the acquisition of Cadmus and the Amended Credit Facilities, following the merger of Cadmus into Cenveo Corporation described above, Cenveo Corporation entered into a supplemental indenture, dated as of March 7, 2007, to the indenture dated as of February 4, 2004 among Cenveo Corporation, the guarantors named therein and U.S. Bank National Association, as trustee, pursuant to which the $320,000,000 aggregate principal amount of 7-7/8% Senior Subordinated Notes due 2013 of Cenveo Corporation were issued. This supplemental indenture provides for, among other things, the addition of the U.S. subsidiaries of Cadmus as guarantors of these notes.

Also in connection with the acquisition of Cadmus and the Amended Credit Facilities, following the merger of Cadmus into Cenveo Corporation described above, Cenveo Corporation entered into a supplemental indenture, dated as of March 7, 2007, to the indenture dated as of June 15, 2004, among Cadmus Communications Corporation, each of the Subsidiary Guarantors (as defined therein) and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as trustee, pursuant to which the $125,000,000 aggregate principal amount of 8-3/8% Senior Subordinated Notes due 2014 of Cadmus (the “Cadmus Notes”) were issued. This supplemental indenture provides for, among other things, the assumption by Cenveo Corporation of the obligations of Cadmus under the Cadmus Notes and such indenture and the addition of other U.S. subsidiaries of Cenveo Corporation as guarantors of these notes.

The Cadmus Notes are senior subordinated unsecured obligations of the Company. Accordingly, they rank: (i) behind all of the senior debt of Cenveo Corporation, (ii) equally with all of the senior subordinated debt of Cenveo Corporation that does not expressly provide that it is subordinated to the Cadmus Notes and (iii) ahead of all of the subordinated debt of Cenveo Corporation that is expressly subordinated to the Cadmus Notes.

Cenveo Corporation may redeem some or all the notes at any time on or after June 15, 2009 at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve month period beginning on June 15 of the years indicated below:

Year	Percentage
2009	104.188%
2010	102.792%
2011	101.396%
2012 and thereafter	100.000%

In addition, at any time prior to June 15, 2007, Cenveo Corporation may redeem up to 35% of the original aggregate principal amount of the Cadmus Notes at a redemption price equal to 108.375% of their aggregate principal amount plus accrued interest with the net cash proceeds of certain public equity offerings.

If Cenveo, Inc. undergoes a change of control, Cenveo Corporation must offer to repurchase the Cadmus Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase.

If Cenveo Corporation engages in certain asset sales, it generally must invest the net cash proceeds from such sales in its business within a period of time, repay senior debt or make an offer to purchase a principal amount of Cadmus Notes equal to the net cash proceeds. The purchase price of the Cadmus Notes following such an asset sale will be 100% of their principal amount plus accrued interest.

The indenture governing the Cadmus Notes contains covenants that limit the ability of Cenveo Corporation to, among other things:

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	incur indebtedness;
•	make certain investments;
•	create liens on our assets to secure debt;
•	agree to restrictions on the payment of dividends;
•	consolidate or merge;
•	sell or otherwise transfer or dispose of assets, including equity interests of restricted subsidiaries; and
•	enter into transactions with affiliates.

As previously announced, Cenveo Corporation has commenced a cash tender offer for any and all of the outstanding Cadmus Notes (CUSIP No. 127587AD5). The total consideration per $1,000 principal amount of Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on March 16, 2007, unless extended (the “Consent Payment Deadline”) shall be $1,015.00 (the “Total Consideration”). In connection with the tender offer, Cenveo Corporation is soliciting consents to proposed amendments to the indenture governing the Cadmus Notes, which would eliminate substantially all of the restrictive covenants and certain events of default in the indenture. Cenveo Corporation is offering to make a consent payment (which is included in, and is not in addition to, the Total Consideration described above) of $10.00 per $1,000 principal amount of Notes (the “Consent Payment”) to holders who validly tender and do not withdraw their Cadmus Notes and deliver their consents on or prior to the Consent Payment Deadline. Holders may not tender their Cadmus Notes without delivering consents and may not deliver consents without tendering their Cadmus Notes. Holders tendering after the Consent Payment Deadline will be eligible to receive only the “Tender Offer Consideration,” which shall be $1,005.00 for each $1,000 principal amount of Cadmus Notes. Holders who validly tender their Cadmus Notes by the Consent Payment Deadline and whose Cadmus Notes are accepted for purchase will receive payment on or about the initial payment date, which is expected to be on or about March 19, 2007. Holders whose Cadmus Notes are validly tendered and are accepted for purchase will also receive accrued and unpaid interest from the most recent interest payment date for the Cadmus Notes to, but not including, the applicable payment date.

The tender offer is scheduled to expire at 5:00 p.m., New York City time, on March 30, 2007, unless extended or earlier terminated. Tendered Cadmus Notes may not be withdrawn and consents may not be revoked after the Consent Payment Deadline unless Cenveo Corporation is otherwise required by applicable law to permit the withdrawal and revocation.

The tender offer and consent solicitation are subject to the satisfaction of certain conditions. The complete terms and conditions of the tender offer and consent solicitation are described in the Offer to Purchase and Consent Solicitation Statement of Cenveo Corporation dated March 5, 2007, copies of which may be obtained by contacting MacKenzie Partners, Inc., the information agent for the offer, at (212) 929-5500 (collect) or (800) 322-2885 (U.S. toll-free). Wachovia Securities and JPMorgan are the dealer managers and solicitation agents for the tender offer and consent solicitation. Additional information concerning the tender offer and consent solicitation may be obtained by contacting Wachovia Securities, Liability Management Group, at (704) 715-8341 (collect) or (866) 309-6316 (US toll-free) or JPMorgan, High Yield Capital Markets, at (212) 270-3994 (collect).

Item 8.01. Other Events

On March 7, 2007, Cenveo issued a press release announcing that it had completed its acquisition of Cadmus.

The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit Number	Description
2.1

Agreement of Merger dated as of December 26, 2006 among Cenveo, Inc., Mouse Acquisition Corp. and Cadmus Communications Corporation (filed as Exhibit 2.1 to Cenveo Inc.’s current report on Form 8-K dated (date of earliest event reported) December 26, 2006 as filed with the SEC on December 27, 2006 and incorporated herein by reference).

4.1

Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, each of the Guarantors (as defined therein) and Wachovia Bank, National Association, as trustee (incorporated by reference to Exhibit 4.9 to Registration Statement on Form S-4 filed August 24, 2004 (SEC File No. 333-118509)).

4.2

First Supplemental Indenture dated March 1, 2005, to the Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, each of the Guarantors (as defined therein) and Wachovia Bank, National Association, as trustee (incorporated by reference to Exhibit 4.9.1 to the quarterly report on Form 10-Q of Cadmus Communication Corporation filed May 13, 2005 (SEC File No. 000-12954)).

4.3

Second Supplemental Indenture dated as of May 19, 2006, to the Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, each of the Guarantors (as defined therein) and U.S. Bank National Association (successor to Wachovia Bank, National Association), as trustee (incorporated by reference to Exhibit 4.9.2 to the annual report on Form 10-K of Cadmus Communication Corporation filed September 13, 2006 (SEC File No. 000-12954)).

99.1	Press Release of Cenveo, Inc. dated March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2007

CENVEO, INC.

By:	/s/ Sean S. Sullivan
Sean S. Sullivan
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement of Merger dated as of December 26, 2006 among Cenveo, Inc., Mouse Acquisition Corp. and Cadmus Communications Corporation (filed as Exhibit 2.1 to Cenveo Inc.’s current report on Form 8-K dated (date of earliest event reported) December 26, 2006 as filed with the SEC on December 27, 2006 and incorporated herein by reference).

4.1

Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, each of the Guarantors (as defined therein) and Wachovia Bank, National Association, as trustee (incorporated by reference to Exhibit 4.9 to Registration Statement on Form S-4 filed August 24, 2004 (SEC File No. 333-118509)).

4.2

First Supplemental Indenture dated March 1, 2005, to the Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, each of the Guarantors (as defined therein) and Wachovia Bank, National Association, as trustee (incorporated by reference to Exhibit 4.9.1 to the quarterly report on Form 10-Q of Cadmus Communication Corporation filed May 13, 2005 (SEC File No. 000-12954)).

4.3

Second Supplemental Indenture dated as of May 19, 2006, to the Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, each of the Guarantors (as defined therein) and U.S. Bank National Association (successor to Wachovia Bank, National Association), as trustee (incorporated by reference to Exhibit 4.9.2 to the annual report on Form 10-K of Cadmus Communication Corporation filed September 13, 2006 (SEC File No. 000-12954)).

99.1	Press Release of Cenveo, Inc. dated March 7, 2007.